EXHIBIT 99.2
                           VOTING AND OPTION AGREEMENT


                                  BY AND AMONG


                            DESA INTERNATIONAL, INC.,


                              FMI ACQUISITION, INC.


                                       AND


                                     CERTAIN
                               SECURITYHOLDERS OF
                          FIREPLACE MANUFACTURERS, INC.


                            Dated as of May 13, 1998






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                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS.....................................................2
           1.1   Definitions...............................................2

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS...........2
           2.1   Representations and Warranties of the
                     Securityholders.......................................2

ARTICLE 3  COVENANTS.......................................................2
           3.1   No Disposition of Securities..............................2

           3.2   Voting Arrangements.......................................3

           3.3   Satisfaction of Conditions to the Merger..................3

           3.4   Surrender of Company Option Securities....................4


ARTICLE 4  PROXY; CONVERSION; ELECTIONS; WAIVER OF RIGHTS..................4
           4.1   Proxy.....................................................4
           4.2   Waiver of Appraisal Rights................................5
           4.3   Waiver of Certain Rights..................................6

ARTICLE 5  OPTION..........................................................6
           5.1   Grant of Option; Price....................................6
           5.2   Exercise of Option; Duration..............................6
           5.3   Manner of Exercise; Closing...............................7

ARTICLE 6  MISCELLANEOUS...................................................8
           6.1   Termination...............................................8
           6.2   Amendment.................................................8
           6.3   Notices...................................................8
           6.4   Counterparts..............................................8
           6.5   Applicable Law............................................8
           6.6   Severability; Enforcement.................................8
           6.7   Further Assurances........................................8
           6.8   Parties in Interest; Assignment...........................9
           6.9   Entire Agreement..........................................9
           6.10  Specific Performance......................................9
           6.11  Headings; References......................................9

                           VOTING AND OPTION AGREEMENT


         THIS VOTING AND OPTION AGREEMENT (this "Agreement"), is dated as of May 13, 1998, by and among each of the undersigned securityholders (individually, a "Securityholder" and collectively, the "Securityholders") of Fireplace Manufacturers, Inc., a California corporation ("Company"), Desa International, Inc., a Delaware corporation ("Parent"), and FMI Acquisition, Inc., a Delaware corporation ("Acquiror").


                                    RECITALS

         A. Each Securityholder is the beneficial and record owner of the number of shares, if any, of common stock, par value $.01 per share, of Company ("Company Common Stock") set forth opposite such Securityholder's name on Schedule A hereto.

         B. Each Securityholder is the beneficial and record owner of the Company Option Securities, if any,(which under existing circumstances may be exercised for the number of shares of Company Common Stock set forth opposite each such Securityholder's name on Schedule A hereto) set forth opposite such Securityholder's name on Schedule A hereto.

         C. Parent, Acquiror, Company and the Securityholders have concurrently herewith entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Company will be merged with Acquiror (the "Merger").

         D. The Board of Directors of Company has approved the Merger Agreement and this Agreement.

         E. In order to induce Parent and Acquiror to enter into the Merger Agreement, the Securityholders wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The reference to any gender shall be deemed to include all genders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The following terms shall have the following meanings:

                  "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  "Option" shall have the meaning set forth in Section 5.1.
         hereof

                  "Representatives" shall mean in respect of a person, any of its partners, officers, affiliates, employees, agents, investment bankers, attorneys, financial advisors or other representatives.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

         2.1  Representations  and  Warranties  of  the   Securityholders.   The
provisions of Article 5 of the Merger Agreement are incorporated herein in their entirety.


                                    ARTICLE 3

                                    COVENANTS

         3.1 No Disposition of Securities. Each Securityholder agrees that such Securityholder shall not, except pursuant to the Merger Agreement or this Agreement, sell, transfer, pledge, hypothecate, encumber or otherwise dispose of, or enter into any

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contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of or any interest in any of the shares of Company Common Stock or Company Option Securities, or shares of Company Common Stock issuable upon exercise of any such Company Option Securities, set forth opposite such Securityholder's name on Schedule A or hereafter owned beneficially or of record by such Securityholder. Each Securityholder agrees that (a) at the request of the Parent, the certificates representing the shares of Company Common Stock and Company Option Securities owned by such Securityholder, and the certificates and other instruments representing any shares of Company Common Stock or Company Option Securities hereafter owned by such Securityholder, shall bear the following legend:

         "The securities represented by this certificate are subject to the terms of that certain Voting and Option Agreement, dated May 13, 1998, by and among DESA International, Inc., FMI Acquisition, Inc. and certain securityholders of Fireplace Manufacturers, Inc. This legend shall terminate upon the termination of such Voting and Option Agreement."

(b) that any attempted or purported transfer of Company Common Stock or Company Option Securities in violation of this Section 3.1 shall be null and void and without effect, and (c) Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of this Agreement.

         3.2 Voting Arrangements. Each Securityholder agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder, other than proxies to vote such shares at any annual or special meeting of stockholders of Company on matters unrelated to the matters set forth in Section 4.1 hereof.

         3.3 Satisfaction of Conditions to the Merger. Each Securityholder agrees that, subject to its fiduciary duty as a director of Company, such Securityholder, in its capacity as such, shall assist and cooperate with the parties to the Merger Agreement

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in doing all things  necessary,  proper or advisable  under  Applicable  Laws as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Each Securityholder agrees that it shall not take any action in its capacity as such Securityholder that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made or in any of the conditions set forth in the Merger Agreement not being satisfied.

         3.4 Surrender of Company Option Securities. Each Securityholder hereby agrees, at and subject to the Closing, to deliver to, and surrender for cancellation by, Company all Company Option Securities legally or beneficially owned by such Securityholder on the Closing Date, and acknowledges and agrees that such Securityholder shall not be entitled to any payment of monies or any other consideration in connection with the delivery and surrender of such Company Option Securities.


                                    ARTICLE 4

                               PROXY; CONVERSION;
                           ELECTIONS; WAIVER OF RIGHTS

         4.1 Proxy.

                  (a) Each Securityholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Company, to (i) vote all of the shares of Company Common Stock then owned by such Securityholder in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and
(iii) vote such shares against any Other Transaction or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to

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discourage  the  Merger  or any other  transaction  contemplated  by the  Merger
Agreement, including but not limited to (I) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Company or any of its Subsidiaries, (II) a sale or transfer of a material amount of assets of Company and its Subsidiaries taken as a whole, (III) any redemption of securities of Company, or (IV) any material change in Company's capitalization, corporate structure or business; provided, however, that, if such Securityholder is a director of Company, nothing herein shall be construed to obligate such Securityholder to act in his capacity as a director in any manner which conflicts with such Person's fiduciary duties as a director of Company.

                  (b) In furtherance of the foregoing, (i) each Securityholder hereby appoints Parent and the proper officers of Parent, and each of them, with full power of substitution in the premises, its proxies to vote all such
Securityholder's shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder at any meeting, general or special, of the stockholders of Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Company, in accordance with the provisions of the preceding paragraph and (ii) Parent hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

                  (c) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior agreements to vote and proxies granted by such Securityholder. Such Securityholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Securityholder.

         4.2 Waiver of Appraisal Rights. Each Securityholder hereby waives its dissenters' rights under Chapter 13 of the CGCL with respect to any shares of Company Common Stock owned by it or issuable to it in connection with the transactions contemplated by

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the Merger Agreement.

         4.3 Waiver of Certain Rights. Each Securityholder hereby waives and agrees not to assert any claims or rights it may have against any director of Company in respect of approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby.


                                    ARTICLE 5

                                     OPTION

         5.1 Grant of Option; Price. Each Securityholder hereby grants to Acquiror the unconditional, irrevocable (during the term of this Agreement) option (the "Option") to purchase from such Securityholder all Company Common Stock and Company Option Securities beneficially owned by such Securityholder at the time of exercise of the Option, as provided below. The Option granted hereunder may be exercised for all, but not less than all, Company Common Stock and Company Option Securities beneficially owned by all such Securityholders at the time of exercise. The price for Company Common Stock purchased by Acquiror hereunder shall be $7.14 per share and the price for Company Option Securities shall be the product of (x) the number of shares of Company Common Stock with respect to which such Company Option Securities are vested at the time of exercise and (y) the excess, if any, of $7.14 over the per share exercise price of such Company Option Securities.

         5.2   Exercise of Option; Duration.

                  (a) The Acquiror may exercise the Option in the event that (i) Parent has the right to terminate the Merger Agreement pursuant to Section 8.1(D)(i) or 8.1(E) thereof (irrespective of whether it actually terminates the Merger Agreement); or (ii) if any Securityholder shall breach the terms of this Agreement in any material respect or seeks to rescind or revoke any material provision hereof.

                  (b) The Option will terminate automatically if it is not exercised by the later of 120 days after the date of the Voting and Option Agreement and Buyer's receipt of requisite governmental approvals under the Hart-Scott-Rodino Antitrust Improvement Act of

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1976, as amended, and in any event it will terminate if not exercised within 180 days after the date hereof.

                  (c) The terms and provisions of this Article 5 shall survive any termination of this Agreement triggered by the Termination of the Merger Agreement by Parent pursuant to Section 8.1(D) or (E) thereof.

         5.3 Manner of Exercise; Closing. In the event that the Acquiror is entitled to and wishes to exercise the Option, it shall send to the Securityholders a written notice specifying a place and time, not more than thirty (30) business days after the date of such notice, for the closing of such purchase. At the closing, the Acquiror shall pay the Securityholders the aggregate purchase price specified above for Company Common Stock and Company Option Securities in immediately available funds by wire transfer to bank accounts designated by the Securityholders. At the closing, each Securityholder shall deliver to the Acquiror (i) a certificate or certificates representing all of the shares of Company Common Stock held by such Securityholder together with stock powers duly executed, with signatures guaranteed, and endorsed in blank; and (ii) duly executed instruments of assignment in form reasonably satisfactory to Acquiror in respect of all Company Option Securities held by such Securityholder. The Acquiror shall deliver to each Securityholder a written undertaking that it will not sell or offer to sell or otherwise dispose of any Company Common Stock and Company Option Securities in violation of Applicable Law.

         Simultaneously with the exercise of the Option, Parent shall cause the Company (then its subsidiary) to enter into Non- Competition Agreements, in the Form of Exhibit B to the Merger Agreement, with those Securityholders named
Section 7.2(M) of the Merger Agreement. Upon full execution of such Non-Competition Agreements the Parent shall pay the amounts, by wire transfer, provided for in Section 7.2(M) of the Merger Agreement to the Securityholders. The refusal of any Securityholder to enter into any such Non-Competition Agreement shall not prevent the exercise of the Option under the terms of this Agreement.

                                    ARTICLE 6

                                  MISCELLANEOUS

         6.1 Termination. This Agreement shall terminate upon the earlier to occur of (a) the mutual consent of Parent, Acquiror and each of the Securityholders, (b) the termination of the Merger Agreement and (c) the Effective Time of the Merger.

         6.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

         6.3 Notices. The notice provisions of Section 10.1 of the Merger Agreement are hereby incorporated herein by reference in their entirety.

         6.4 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

         6.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without reference to choice of law principles, including all matters of construction, validity and performance.

         6.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         6.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         6.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Acquiror may assign the Option to an Affiliate.

         6.9 Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement other than those set forth herein or therein or made hereunder or thereunder.

         6.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance or injunctive relief in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for the posting of a bond or other collateral in connection therewith.

         6.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     PARENT:

                                         DESA INTERNATIONAL, INC.


                                         By: /s/ Robert H. Elman
                                            Name: Robert H. Elman
                                            Title: Chairman and CEO

                                     ACQUIROR:

                                         FMI ACQUISITION, INC.


                                         By: /s/ Adam L. Suttin
                                            Name:  Adam L. Suttin
                                            Title: President

                                     SECURITYHOLDERS:


                                             /s/ Benjamin C. Harris
                                             Name: Benjamin C. Harris


                                             /s/ Willard V. Harris, Jr.
                                             Name: Willard V. Harris, Jr.


                                             /s/ Willard P. Harris
                                             Name: Willard P. Harris


                                             /s/ John D. Hornsby
                                             Name: John D. Hornsby


                                             /s/ James L. Behrens
                                             Name: James L. Behrens

                                             /s/ Debby Hornsby
                                             Name: Debby Hornsby


                                             /s/ Sheila F. Harris
                                             Name: Sheila F. Harris


                                             Marisa E. Harris


                                             /s/ Willard P. Harris
                                             By: Willard P. Harris
                                             Title: Custodian


                                             Willard P. Harris, Jr.


                                             /s/ Willard P. Harris
                                             By: Willard P. Harris
                                             Title: Custodian


                                             Burton-Harris Family Trust


                                            /s/ Benjamin C. Harris
                                            By: Benjamin C. Harris
                                            Title:


                                            Harris-Taylor Family Trust


                                            /s/ Willard P. Harris
                                            By: Willard P. Harris
                                            Title: President

                                            Hornsby Family Trust


                                            /s/ John Hornsby
                                            By: John Hornsby
                                            Title: Trustee


                                            Whittier College


                                            -----------------------------
                                            By:
                                            Title:


                                            Prentice School


                                            -----------------------------
                                            By:
                                            Title:

         Fireplace Manufacturers, Inc, a California corporation ("Company") hereby approves and consents to the foregoing Voting and Option Agreement and hereby agrees that it will not enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of Section 3.1 of the foregoing Voting and Option Agreement. Company hereby waives any and all transfer restrictions applicable to any and all Company Common Stock and Company Option Securities held by any of the Securityholders in connection with the transfer thereof to Acquiror pursuant to the Option (as defined in the foregoing Voting and Option Agreement).

                                         FIREPLACE MANUFACTURERS, INC.


                                         By: /s/ Willard V. Harris, Jr.
                                             Name: Willard V. Harris, Jr.
                                             Title: Chairman of the Board-FMI

                                   SCHEDULE A


                                                 Number of
                                                 Shares of
                                                  Company             Company
                                                   Common             Option
                                                   Stock            Securities
Name and Address of Securityholder                 Owned               Owned

Benjamin C. Harris                                225,250                   0
7300 Hummingbird Circle
Anaheim Hills, CA 92808

Willard V. Harris, Jr.                            340,780             250,000
2706 Bayside Drive
Corona Del Mar, CA  92662

Willard P. Harris                                 352,992             250,000
23 Creek View Road
Trabuco Canyon, CA  92679

Sheila F. Harris                                   50,000                   0
23 Creek View Road
Trabuco Canyon, CA  92679

Marisa E. Harris                                    5,200                   0
23 Creek View Road
Trabuco Canyon, CA  92679

Willard P. Harris, Jr.                              5,200                   0
23 Creek View Road
Trabuco Canyon, CA  92679

John D. Hornsby                                   380,748             250,000
17635 Sierra Cello
Jamul, CA  91935

John and Debby Hornsby                             50,000                   0
17635 Sierra Cello
Jamul, CA  91935

Hornsby Family Trust                               50,000                   0
c/o John D. Hornsby
17635 Sierra Cello
Jamul, CA  91935

James L. Behrens                                  101,252              50,000
35955 Highway 79
Warner Springs, CA  92086

Burton-Harris Family Trust                         34,000                   0
c/o Benjamin C. Harris
7300 Hummingbird Circle
Anaheim Hills, CA 92808

Harris-Taylor Family Trust                         28,000                   0
c/o Willard V. Harris, Jr.
2706 Bayside Drive
Corona Del Mar, CA  92662

Prentice School                                     3,000                   0




Whittier College                                   31,333                   0